Exhibit 99.1

Centiv Reports 2002 Results
Monday March 31, 5:37 pm ET

Centiv Focuses Organization on Building Instant Impact Service

VERNON HILLS, Ill.—(BUSINESS WIRE)—March 31, 2003—Centiv, Inc. (Nasdaq:CNTV - News), today announced fourth quarter revenues grew 310% to $13.4 million compared to $3.2 million in the fourth quarter of 2001. For the total year, revenues more than doubled to $25.5 million in 2002 compared to $12.4 million in 2001. The revenue growth was primarily due to a one-time equipment order of $11.0 million from Anheuser Busch and its network of independent and company owned distributor-wholesalers. The sale included printers, software and other capital equipment used for the creation of point-of-purchase signage materials.

Revenues from Centiv’s new web-based Instant Impact product were up 289% to $638,000 in 2002 compared to $164,000 in 2001. “With our previously announced exit from the printing supplies business effective March 2003, our exclusive focus today and in the future is to build Centiv as the premier marketing services company managing the on-demand custom POP signage requirements for the Consumer Packaged Goods Industry. With internal resources aligned to reflect our current stage of development we are very excited about the prospects for the business and expect Instant Impact revenues in Q1 2003 alone to meet or exceed Instant Impact sales for all of 2002,” commented John Larkin, President and CEO.

The net loss from continuing operations decreased by $269,000 to $2.0 million ($0.43 per share) in Q4 2002 compared to a loss of $2.3 million ($0.46 per share) in Q4 2001. The net loss in Q4 2002 included a non-cash charge, as previously announced, of $1.5 million relating to the repurchase of shares in exchange for a note from the Company’s former CEO. Operating expenses in Q4 2002 included one-time charges of $360,000 relating to the Anheuser Busch upgrade, the write-off of fixed assets and costs relating to raising equity. In addition, there was a restructuring charge of $87,000 relating to the termination of the Anheuser Busch printing supplies and call center agreement.

For the total year, the net loss from continuing operations improved $893,000 to $2.9 million ($0.61 per share) compared to $3.8 million ($0.77 per share) in 2001. Excluding the $1.9 million of adjustments described above, the net loss from continuing operations was $1.0 million for the total year 2002 (an improvement of $2.8 million over prior year).

Results Including Discontinued Operations

As previously announced, the Company completed the sale of the Channels Business in December 2001 and the CalGraph Business effective January 31, 2002. The results of these businesses have been included in discontinued operations. The net income from discontinued operations in 2002 was $380,000 ($0.08 per share) compared to a net loss of $3.1 million ($0.62 per share) in 2001.

In 2002, the net income from discontinued operations of $380,000 ($0.08 per share) included an after-tax gain of $488,000 on the sale of the CalGraph Business, partially offset by a $108,000 operating loss. In 2001, the net loss from discontinued operations included a net loss of $2.4 million ($0.48 per share) on the sale of the Channels Business including the goodwill write-off of $2.0 million and deferred tax asset write off of $0.2 million. The remaining net loss came from the operating results of the Channels and CalGraph Businesses.

In connection with the $2.2 million convertible preferred stock and warrant financing completed on March 28, 2002, the Company recorded a beneficial conversion feature on the convertible preferred stock and warrants based on the fair value of the common stock of $1.00 per share as of the closing date and the warrants having an exercise price of $1.50 per share. The beneficial conversion feature was calculated to be $810,000 ($0.17 per share) and this amount has been deducted from the net income in determining the earnings per share for common shareholders. Before the impact of the beneficial conversion feature of the preferred stock, the net loss including discontinued operations for the total year was $2.6 million ($0.53 per share) in 2002 compared to a loss of $6.9 million ($1.39 per share) in 2001. Including the beneficial conversion feature, the net loss including discontinued operations for the total year was $3.4 million ($0.69 per share) in 2002.

Larkin further stated: “2003 represents the true starting point for a company that has been in transition for three years. No longer burdened by businesses non-core to our vision of altering the POP signage industry, we are energized and focused against the execution of our plan.”

About Centiv®

Centiv, Inc. (Nasdaq:CNTV - News), headquartered in Vernon Hills, IL, offers solutions for locally customized POP signage to the consumer products, food and packaged goods industries. The delivered product is high quality, digitally produced signage that is mass customized for the unique requirements of each retail location. Centiv is a registered trademark in the U.S. Patent and Trademark Office. Additional information regarding Centiv, Inc., may be obtained by contacting Centiv headquarters, 998 Forest Edge Drive, Vernon Hills, IL 60061. Phone 847-876-8300 or fax 847-955-1269, or visit its website: http://www.centiv.com for a product demonstration.

This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this press release and include all statements that are not historical statement of fact. The words “may”, “would”, “could”, “will”, “increase”, “expect”, “implement”, “estimate”, “anticipate”, “believes”, “intends”, “plans”, and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that such statements are not guarantees of future performance and involve various risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those discussed in the forward-looking statements as a result of factors described below. These risks include, but are not limited to, competitive market pressures, material changes in customer demand, availability of labor, the Company’s ability to perform contracts, governmental policies adverse to the computer industry, economic and competitive conditions, and other risks outside the control of the Company, as well as those factors discussed in detail in the Company’s filings with the Securities and Exchange Commission, including “Factors That May Affect Future Results” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Centiv, Inc.
Summary of Operations
(Dollars in Thousand)

	Three Months Ended		Year Ended
	12/31/02	12/31/01	12/31/02	12/31/01
Sales	$13,431	$3,277	$25,508	$12,432

Gross Profit	1,636	513	4,546	2,450
Gross Profit Percentage	12.2%	15.7%	17.8%	19.7%

Operating Expenses	1,854	1,074	5,390	4,309
Depreciation	157	108	570	313
Restructuring Charges	87	—	87	—

Operating Loss	(462)	(669)	(1,501)	(2,172)

Loss on Repurchase of Stock	(1,492)	—	(1,492)	—
Interest Income(Expense)	(22)	(97)	104	(872)

Pretax Loss from Continuing Operations	(1,976)	(766)	(2,889)	(3,044)

Income Tax Expense	(49)	(1,528)	(49)	(787)

Net Loss from Continuing Operations	(2,025)	(2,294)	(2,938)	(3,831)

Discontinued Operations (net of tax)	—	(3,053)	380	(3,068)
Net Loss	$(2,025)	$(5,347)	$(2,558)	$(6,899)

Effect of beneficial conversion feature of preferred stock	—	—	(810)	—
Net Loss attributable to common shareholders	$(2,025)	$(5,347)	$(3,368)	$(6,899)
Basic and Diluted Income (Loss) applicable to common shares:
Shares Outstanding (000’s)	4,678	4,957	4,894	4,976

Continuing Operations per share before beneficial conversion feature	(0.43)	(0.46)	(0.61)	(0.77)
Effect of Beneficial Conversion Feature	—	—	(0.17)
Loss from continuing ops. attributable to common shareholders	(0.43)	(0.46)	(0.77)	(0.77)

Discontinued Operations per share	—	(0.62)	0.08	(0.62)
Net Loss per share	(0.43)	(1.08)	(0.69)	(1.39)

Centiv, Inc.
Balance Sheet
(Dollars in Thousand)

	12/31/02	12/31/01
ASSETS

Current Assets:
Cash	$1,304	$228
Accounts Receivables	1,668	969
Inventory	824	978
Other Current Assets	748	1,198
Net Current Assets, Discontinued Operations	—	2,801
Total Current Assets	4,544	6,174

Property, Plant & Equipment	1,707	2,071
Other Assets	137	39
Net Other Assets, Discontinued Operations	—	860
Total Assets	$6,388	$9,144

LIABILITIES & EQUITY

Current Liabilities:
Bank Debt	—	795
Accounts Payable	2,888	3,617
Accrued Liabilities	733	1,000
Deferred Revenue	140	208
Net Current Liabilities, Discontinued Operations	—	2,755
Current Liabilities	3,761	8,375

Noncurrent deferred income tax liability	162	157
Convertible Subordinated Debt	990	—

Total Liabilities	4,913	8,532

Shareholder Equity	1,475	612
Total Liabilities & Equity	$6,388	$9,144

Contact:

Centiv, Inc., Vernon Hills

Tom Mason, 847/876-8304

Email: tmason@centiv.com

Source: Centiv, Inc.